UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

May 24, 2016
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the 2016 Annual Meeting:

		Votes For	Votes Against/Withheld	Broker Non-Votes
1.	Election of Directors

	Jason M. Andringa	27,527,735.942	643,806.549	5,672,504.000
	Thomas S. Everist	27,364,217.818	807,324.673	5,672,504.000
	Mark E. Griffin	27,344,009.818	827,532.673	5,672,504.000
	Kevin T. Kirby	27,520,273.556	651,268.935	5,672,504.000
	Marc E. LeBaron	27,517,350.185	654,192.306	5,672,504.000
	Daniel A. Rykhus	27,662,200.770	509,341.721	5,672,504.000
	Heather A. Wilson	27,511,185.942	660,356.549	5,672,504.000

		Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
2.	To approve in a non-binding advisory vote the compensation of our executive officers disclosed in the Proxy Statement.	27,270,614.663	712,476.697	188,451.131	5,672,504.000

		Votes For	Votes Against/Withheld	Abstentions
3.	Ratification of the appointment of PricewaterhouseCoopers as the Independent Registered Public Accounting Firm.	33,463,826.441	160,662.031	219,558.019

Based upon the submission of proxies and ballots by the required votes all directors/nominees have been elected, the non-binding advisory vote on executive compensation has been approved, and PricewaterhouseCoopers, LLP has been ratified as the company’s accounting firm.

Each proposal was approved by the Company’s stockholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Stephanie Herseth Sandlin
General Counsel and Vice President - Corporate Development

Date: May 24, 2016